Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE
dated as of March 26, 2009
to
INDENTURE
dated as of May 5, 2006
Among
CMP SUSQUEHANNA CORP.,
THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO
And
WELLS FARGO BANK, N.A.,
as Trustee
9 7/8% SENIOR SUBORDINATED NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE
     First Supplemental Indenture (this “Supplemental Indenture”), dated as of March 26, 2009, among CMP Susquehanna Corp., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).
W I T N E S S E T H
     WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 5, 2006, providing for the issuance of the 9 7/8% Senior Subordinated Notes due 2014 (the “Notes”);
     WHEREAS, the Issuer has offered to exchange the outstanding Notes and has solicited consents of Holders of outstanding Notes to certain amendments (the “Amendments”) to the Indenture, in each case upon the terms and subject to the conditions set forth the confidentially offering memorandum and consent solicitation statement dated March 9, 2009 (the “Offering Memorandum”);
     WHEREAS, the Issuer and the Guarantors desire to supplement the Indenture to amend certain covenants and other terms and provisions contained in the Indenture as contemplated by the Amendments;
     WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes;
     WHEREAS, as of the date hereof, $247,265,000 aggregate principal amount of Notes are issued and outstanding under the Indenture, which amount includes $59,671,000 principal amount of Notes owned by the Issuer that, pursuant to Section 2.09 of the Indenture, are not considered to be outstanding in determining whether Holders of the required principal amount of Notes have consented to the Amendments;
     WHEREAS, Section 9.03 of the Indenture provides, among other things, that every amendment or supplement to the Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect;
     WHEREAS, pursuant to a consent solicitation by the Issuer, the Issuer received and delivered to the Trustee consents of Holders of at least a majority in aggregate principal amount of the then-outstanding Notes consenting to the amendments to the Indenture that require such consent, which amendments are set forth herein; and
     WHEREAS, upon execution and delivery of this Supplemental Indenture, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Issuer and each of the Guarantors have been done;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE ONE
AMENDMENTS TO THE INDENTURE
     Section 1.01 Amendment to Section 3.02. The first sentence of Section 3.02 – “Selection of Notes to be Redeemed or Purchased” is hereby deleted in its entirety and replaced with the following text:
     “If less than all of the Notes are to be redeemed pursuant to Section 3.07 hereof at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method the Trustee considers fair and appropriate.”
     Section 1.02 Deletion of Certain Sections and Subsections of the Indenture. The text of each of the following sections and subsections of the Indenture is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted]”:
(a) Section 4.02 – “Maintenance of Office or Agency”;
(b) Section 4.03 – “Reports and Other Information”;
(c) Section 4.04 – “Compliance Certificate”;
(d) Section 4.05 – “Taxes”;
(e) Section 4.06 – “Stay, Extension and Usury Laws”;
(f) Section 4.07 – “Limitation on Restricted Payments”;
(g) Section 4.08 – “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;
(h) Section 4.09 – “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;
(i) Section 4.11 – “Transactions with Affiliates”;
(j) Section 4.12 – “Liens”;
(k) Section 4.13 – “Corporate Existence”;

(l) Section 4.15 – “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;
(m) Section 4.16 – “Limitation on Layering”;
(n) Section 4.17 – “KC Divestiture Trust”;
(o) Section 5.01 – “Merger, Consolidation or Sale of All or Substantially All Assets”;
(p) Subsections (a)(3), (4), (5), (6), (7) and (9) and (b) of Section 6.01 – “Events of Default”;
(q) Subsection (b) of Section 6.02 – “Acceleration”; and
(r) Section 8.04 – “Conditions to Legal or Covenant Defeasance”.
     Section 1.03 Amendment to Table of Contents. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.02 through 4.09, 4.11 through 4.13, 4.15 through 4.17, 5.01 and 8.04 and inserting the text “[Intentionally Omitted]”.
     Section 1.04 Amendment and Elimination of Certain Definitions. Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Section 1.02 hereof.
     Section 1.05 Amendment and Elimination of Certain Section References. The Indenture is amended by deleting all references to sections and subsections of the Indentures that are deleted pursuant to Section 1.02 hereof.
     Section 1.06 Amendment to the Notes and Guarantees. The Notes and Guarantees are amended to delete all provisions inconsistent with the amendments to the Indenture made pursuant to this Article I.
ARTICLE TWO
EFFECTIVENESS
     Section 2.01 Effectiveness of Amendments to the Indenture. This Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto but, notwithstanding an earlier execution date, Article I of this Supplemental Indenture shall not become operative until the Early Settlement Date (as defined in the Offering Memorandum) or if there is no Early Settlement Date, the Final Settlement Date (as defined in the Offering Memorandum). Prior to the Early Settlement Date, or if there is no Early Settlement Date, the Final Settlement Date, the Issuer may terminate this Supplemental Indenture upon written notice to the Trustee.

     Section 2.02 Continuing Effect of the Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.
ARTICLE THREE
MISCELLANEOUS
     Section 3.01 Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     Section 3.02 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 3.03 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 3.04 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.05 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contains herein, all of which recitals are made solely by the Issuer and the Guarantors.
     Section 3.06 Successors. All agreements of the Issuer in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.
     Section 3.07 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 3.08 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
     Section 3.09 Benefits of Supplemental Indenture. Nothing expressed or implied or mentioned herein is intended or shall be construed to give any person, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, the Indenture or the Notes or any provision contained herein or therein.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CMP SUSQUEHANNA CORP.
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

CMP SUSQUEHANNA RADIO HOLDINGS CORP.
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Schedule A
SUBSIDIARY GUARANTORS
KLIF Broadcasting, Inc.
KLIF Lico, Inc.
KPLX Lico, Inc.
Radio Metroplex, Inc.
Susquehanna Media Co.
Susquehanna Pfaltzgraff Co.
Susquehanna Radio Corp.
CMP KC Corp.
CMP Houston-KC, LLC